UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

September 30, 2020
Date of Report (Date of earliest event reported)

TechnipFMC plc
(Exact name of registrant as specified in its charter)

United Kingdom	001-37983	98-1283037
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One St. Paul’s Churchyard
London
United Kingdom	EC4M 8AP
(Address of principal executive offices)	(Zip Code)
+44 203-429-3950
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
______________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Ordinary shares, $1.00 par value per share	FTI	New York Stock Exchange
Securities registered pursuant to Section 12(g) of the Act: None.
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(d) On October 1, 2020, TechnipFMC plc (the “Company”) filed a Current Report on Form 8-K (the “Original Report”) under Item 5.02(d) disclosing that on September 30, 2020, Ms. Margareth Øvrum was appointed to the Company’s Board of Directors (the “Board”), effective October 1, 2020. At the time of that filing, Ms. Øvrum’s Board committee appointments had not yet been determined by the Board.

The Company is filing this amendment to the Original Report to disclose that on October 20, 2020, the Board, based on the recommendation of the Company’s Environmental, Social, and Governance (“ESG”) Committee, appointed Ms. Øvrum to serve as a member of the Board’s ESG Committee, effective October 20, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TechnipFMC plc

By: /s/ Maryann T. Mannen
Dated:	October 20, 2020	Name: Maryann T. Mannen
Title: Executive Vice President and
Chief Financial Officer